STRONG INCOME FUNDS, INC.

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Elizabeth N. Cohernour, Cathleen A. Ebacher, and Stephen J. Shenkenberg, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement on Form N-14 and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          NAME                         TITLE                        DATE
----------------------  ------------------------------------  ---------------


/s/Elizabeth N. Cohernour   Vice President                     June 6, 2000
Elizabeth N. Cohernour



                            Chairman of the Board (Principal Executive
/s/Richard S. Strong        Officer) and a Director             June 6, 2000
--------------------------
Richard S. Strong



                            Treasurer (Principal Financial and
/s/John W. Widmer           Accounting Officer)                  June 6, 2000
John W. Widmer




/s/Marvin E. Nevins          Director                             June 6, 2000
--------------------------
Marvin E. Nevins



/s/Willie D. Davis           Director                              June 6, 2000
--------------------------
Willie D. Davis



/s/William F. Vogt           Director                              June 6, 2000
--------------------------
William F. Vogt



/s/Stanley Kritzik          Director                                June 6, 2000
--------------------------
Stanley Kritzik



/s/Neal Malicky             Director                                June 6, 2000
--------------------------
Neal Malicky



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